Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund 4, Inc.
33-57130, 811-07432



The annual meeting of shareholders was held on July
29, 2008, at The Northern Trust Company, 50 South La
Salle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October
28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
              22,123,453
                    2,954
   Against
                2,058,177
                       386
   Abstain
                   825,332
                       165
   Broker Non-Votes
                6,899,268
                    8,302
      Total
              31,906,230
                  11,807



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
              22,184,144
                    3,058
   Against
                1,940,047
                       283
   Abstain
                   882,771
                       164
   Broker Non-Votes
                6,899,268
                    8,302
      Total

              31,906,230
                  11,807



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
              21,792,708
                    3,034
   Against
                2,330,331
                       301
   Abstain
                   883,923
                       170
   Broker Non-Votes
                6,899,268
                    8,302
      Total
              31,906,230
                  11,807



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
              21,727,935
                    2,959
   Against
                2,404,022
                       397
   Abstain
                   875,005
                       149
   Broker Non-Votes
                6,899,268
                    8,302
      Total
              31,906,230
                  11,807



To approve the elimination of the
fundamental policy relating to
commodities.



   For
              21,438,602
                    2,959
   Against
                2,651,920
                       394
   Abstain
                   916,440
                       152
   Broker Non-Votes
                6,899,268
                    8,302
      Total
              31,906,230
                  11,807



To approve the new fundamental policy relating to commodities.



   For
              21,480,076
                    2,987
   Against
                2,646,851
                       371
   Abstain
                   880,035
                       147
   Broker Non-Votes
                6,899,268
                    8,302
      Total
              31,906,230
                  11,807




Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008994.